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                                                                    Exhibit 10.7

                                 PROMISSORY NOTE

$200,000                                                  White Plains, New York
                                                              September 18, 1998

      FOR VALUE RECEIVED, CRAIG O. MORRISON, having an address at 2S716 Summerfield Court, Wheaton, Illinois 60187 ("Executive"), hereby promises to pay to the order of PAXAR CORPORATION, a New York corporation ("Paxar"), at 105 Corporate Park Drive, White Plains, New York 10604, or at such other place as Paxar shall designate by notice hereunder to Executive, in lawful money of the United States of America, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) (the "Principal Amount") in installments of SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN DOLLARS ($66,667) each on October 1, 2002 and October 1, 2003 and a final installment of SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX DOLLARS ($66,666) on October 1, 2004.

      INTEREST. Except as specifically provided in this Promissory Note, no interest shall be due or payable on the Principal Amount or any balance thereof.

      The benefits of the loan represented by this Promissory Note are non-transferable and, notwithstanding any other provisions of this Promissory Note to the contrary, if Executive's employment with Paxar (including any other corporation of which Paxar owns, directly or indirectly, more than 50% of its voting stock) is terminated for any reason whatsoever, then from and after the date of termination of Executive's employment with Paxar, interest shall accrue on the unpaid Principal Amount at a rate equal to the applicable federal short-term rate specified for monthly compounding promulgated by the Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended (such rate being referred to herein as the "Stated Rate"). All such accrued interest shall be compounded monthly and shall be payable quarterly as of the last day of each calendar quarter commencing with the calendar quarter in which Executive's termination of employment shall occur.

      If Executive defaults in the payment of any installment of principal or interest due hereunder, whether at stated maturity, by acceleration or otherwise, Executive shall pay interest on such unpaid amount, to the extent permitted by law, from the date on which such payment was due until paid at an interest rate equal to the Stated Rate plus five percent (5%), compounded monthly.

      FORGIVENESS OF PRINCIPAL. Anything herein to the contrary notwithstanding, if the following conditions have been satisfied, Paxar will forgive payment of the principal balance of this Promissory Note as provided in this section:

            (i) Executive has at all times since the date of this Note remained in the full-time employment of Paxar;
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            (ii) Executive has paid to Paxar all applicable federal, state, and local income and employment taxes required, in the judgment of Paxar, to be withheld and collected by Paxar with respect to the Principal Amount being forgiven; and

            (iii) Paxar has not declared this Promissory Note to be immediately due and payable pursuant to its option to accelerate.

If the Adjusted Share Price (as hereinafter defined) of Paxar's Common Stock, $.10 par value ("Common Stock"), is equal to or greater than $20.00 for any period of 30 consecutive trading days ending prior to October 1, 2002, then ONE HUNDRED THOUSAND DOLLARS ($100,000) of the principal balance of this Promissory Note shall be deemed paid and forgiven, and the remaining principal balance shall become due and payable in installments of THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS ($33,333) each on October 1, 2002 and October 1, 2003 and an installment of THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-FOUR DOLLARS ($33,334) on October 1, 2004. In addition, if thereafter the Adjusted Share Price of Paxar's Common Stock is equal to or greater than $30.00 for any period of 30 consecutive trading days, the then outstanding principal balance of this Promissory Note shall be deemed paid and forgiven.

      As used herein, the term "Adjusted Share Price" shall mean the closing price of the Common Stock on the New York Stock Exchange (or such other principal national securities exchange or recognized quotation system on which the Common Stock is then traded) before giving effect to any adjustment effective after the date hereof resulting from (i) any dividend or distribution on the outstanding Common Stock payable in shares of Common Stock, (ii) any subdivision of the outstanding Common Stock into a greater number of shares,
(iii) any combination of the outstanding Common Stock into a smaller number of shares, or (iv) the issuance of any shares of capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Paxar is the surviving corporation).

      ACCELERATION. Paxar may declare this Promissory Note immediately due and payable without presentment, demand, protest, notice of default or other notice of any kind, which Executive hereby expressly waives, if one or more of the following events shall occur:

            (i) Executive's employment with Paxar is terminated, voluntarily or involuntarily, for any reason whatsoever, including, without limitation, as a result of death, disability or retirement;

            (ii) the filing of a voluntary or involuntary petition by or against Executive under any provision of any federal or state bankruptcy, insolvency, reorganization or similar laws, the appointment of a receiver to manage Executive's property, the assignment for the benefit of creditors, the entry of judgment or issuance of a warrant or an order of attachment or garnishment against Executive or his property, or the commencement of any proceeding or procedure or enforcement of a money judgment; or
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            (iii) Executive defaults in the timely payment of any amount due and payable to Paxar under this Promissory Note, whether at stated maturity, by acceleration or otherwise.

      WITHHOLDING TAXES. Executive agrees that Paxar may, and authorizes Paxar to, deduct and withhold from Executive's net compensation any amounts required, in the judgment of Paxar, to be withheld and collected by Paxar from Executive for the payment of all applicable federal, state, local and other income and employment taxes in connection with this Promissory Note plus interest thereon at the Stated Rate, including, without limitation, upon the forgiveness of any portion of the Principal Amount and any "imputed" interest under any tax law, if any, as and when such amounts become due and payable or are required to be withheld and collected; provided, however, that Executive shall be liable to Paxar for any such amounts that remain unpaid or uncollected whether or not such deduction is made.

      DEFAULT AND COLLECTION AND WAIVERS. Executive shall pay all costs of collection of all past due amounts under this Promissory Note, including reasonable attorneys' fees and expenses if collected by or through legal process. Executive hereby waives trial by jury and the right to interpose any set-off or counterclaim of any nature or description in any action brought in connection with this Promissory Note. Executive hereby waives presentment for payment, protest, notice of protest, notice of nonpayment and diligence in bringing suit.

      NOT AN EMPLOYMENT AGREEMENT. Executive expressly acknowledges that this Promissory Note is not an employment contract or an agreement to employ him for a specified period of time or a promise of continued employment with Paxar for any period whatsoever.

      NOTICES. Any notice required or permitted under this Promissory Note shall be given by certified or registered United States mail, nationally recognized overnight delivery service or by hand delivery to the address specified at the beginning of this Promissory Note or to such other address as a party shall specify by notice given in the manner herein provided.

      GOVERNING LAW. This Promissory Note shall be governed by and construed in accordance with the laws and the State of New York, and the terms hereof may not be changed orally.


                                    /s/ Craig O. Morrison
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                                    Craig O. Morrison


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